UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 10, 2010

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 10, 2010, Merit Medical Systems, Inc., a Utah corporation (“Merit Medical”), filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) for the purpose of announcing the completion of its acquisition of BioSphere Medical, Inc., a Delaware corporation (“BioSphere”) via the merger of BioAcquisition Co., a Delaware corporation and wholly-owned subsidiary of Merit Medical (“Merit Subsidiary”), with and into BioSphere, with BioSphere continuing as the surviving company in the merger and becoming a wholly-owned subsidiary of Merit Medical (the “Merger”).  The purpose of this Amendment No. 1 to the Initial Report is to file the press release announcing the Merger and issued by Merit Medical on September 13, 2010, to describe the Credit Agreement entered into by Merit Medical to finance the Merger, and to provide additional statements regarding financial statements and pro forma financial information as required by Item 9.01 of Form 8-K.

Item 1.01               Entry into a Material Definitive Agreement.

In connection with the transactions contemplated by the Merger, Merit Medical entered into an unsecured Credit Agreement, dated September 10, 2010 (the “Credit Agreement”), with the lenders who are or may become party thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders.  Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make revolving credit loans up to an aggregate amount of $125,000,000.  Wells Fargo has also agreed to make swingline loans from time to time through the maturity date of September 10, 2015 in amounts equal to the difference between the amounts actually loaned by the Lenders and the aggregate credit commitment.

On September 10, 2015, all principal, interest and other amounts outstanding under the Credit Agreement are payable in full.  At any time prior to the maturity date, Merit Medical may repay any amounts owing under all revolving credit loans and all swingline loans in whole or in part, without premium or penalty.

Revolving credit loans made under the Credit Agreement bear interest, at the election of Merit Medical, at either (i) the base rate (described below) plus 0.25%, (ii) the LIBOR Market Index Rate (as defined in the Credit Agreement) plus 1.25%, or (iii) the LIBOR Rate (as defined in the Credit Agreement) plus 1.25%.  Swingline loans bear interest at the LIBOR Market Index Rate plus 1.25%.  Interest on each loan featuring the base rate or the LIBOR Market Index Rate is due and payable on the last business day of each calendar month; interest on each loan featuring the LIBOR Rate is due and payable on the last day of each interest period selected by Merit Medical when selecting the LIBOR Rate as the benchmark for interest calculation.  For purposes of the Credit Agreement, the base rate means the highest of (i) the prime rate (as announced by Wells Fargo), (ii) the federal funds rate plus 0.50%, and (iii) LIBOR for an interest period of one month plus 1.0%.

The Credit Agreement contains customary covenants, representations and warranties and other terms customary for revolving credit loans of this nature.  In this regard, the Credit Agreement requires Merit Medical to not, among other things, (a) permit the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) to be greater than 2.5 to 1 through June 30, 2012, no more than 2.25 to 1 from July 1, 2012 through June 30, 2014, and no more than 2 to 1 from July 1, 2014 and thereafter; (b) for any period of four consecutive fiscal quarters, permit the ratio of Consolidated EBITDA (as defined in the Credit Agreement) (adjusted for certain expenditures) to Consolidated Fixed Charges (as defined in the Credit Agreement) to be less than 1.75 to 1; (c) permit Consolidated Net Income  (as defined in the Credit Agreement) for certain periods, and subject to certain adjustments, to be less than $0; or (d) subject to certain conditions and adjustments, permit the aggregate amount of all Facility Capital Expenditures (as defined in the Credit Agreement) in any fiscal year to exceed $30,000,000.  Additionally, the Credit Agreement contains various negative covenants with which Merit Medical must comply, including, but not limited to, limitations respecting: the incurrence of indebtedness, the creation of liens on its property, mergers or similar combinations or liquidations, asset dispositions, investments in subsidiaries, and other provisions customary in similar types of agreements.  The domestic subsidiaries of Merit Medical have entered into guaranty agreements in favor of Wells Fargo in connection with the Credit Agreement.

Under the Credit Agreement, upon the occurrence of an Event of Default, Merit Medical may be required to repay all outstanding indebtedness immediately.  An Event of Default is defined as (a) a default in the payment of principal of loans and reimbursement obligations, (b) any misrepresentation, warranty, certification or statement of fact in the Credit Agreement or any other loan document proves to have been materially incorrect or misleading when made, (c) any Credit Party defaults in the performance of any covenant or agreements set forth in the Credit Agreement, (d) any Credit Party defaults in the payment of other indebtedness that exceeds $10,000,000, (e) any Change in Control (as defined in the Credit Agreement) shall occur, (f) any Credit Party voluntarily or involuntarily enters into a bankruptcy proceeding, subject to certain conditions, and other default provisions customary in similar type agreements.

If an Event of Default occurs, then, to the extent permitted in the Credit Agreement, the Lenders may direct the Administrative Agent to, or the Administrative Agent may, with the consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the loans, as applicable, terminate the Revolving Credit Commitment, accelerate the repayment of any outstanding loans and exercise all rights and remedies available to such Lenders under the Credit Agreement and applicable law. In the case of an Event of Default that exists due to the occurrence of certain involuntary or voluntary bankruptcy, insolvency or reorganization events of the Company, the Credit Facility will automatically terminate and the repayment of any outstanding loans shall be automatically accelerated.

As of September 10, 2010, Merit Medical has borrowed $ 96,527,267.44 under the Credit Agreement.

The foregoing summary of the principal terms of the Credit Agreement is not complete and is qualified in its entirety by the actual terms and conditions of the Credit Agreement, a copy of which is attached to this Report as Exhibit 10.1.  The representations, warranties, and other terms contained in the Credit Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Merit Medical or any of its respective subsidiaries or affiliates.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state fo facts, since (i) they were made only as of the date of such Credit Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important party by the underlying exhibits and schedules.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 10, 2010, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) Merit Medical completed its acquisition of BioSphere via the merger of Merit Subsidiary with and into BioSphere, with BioSphere continuing as the surviving company in the merger and becoming a wholly-owned subsidiary of Merit Medical.  The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the shareholders of BioSphere at a special meeting of shareholders held on September 3, 2010.

At the effective time, and as a result of the Merger, each issued and outstanding share of BioSphere common stock (other than shares owned by BioSphere as treasury stock and shares owned by Merit Medical, Merit Subsidiary, or any other wholly-owned subsidiary of Merit Medical) was converted into the right to receive $4.3838 per share in cash, payable to the holder thereof, without interest.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01               Other Events

On September 13, 2010, Merit Medical issued a press release, entitled “Merit Medical Completes Acquisition of BioSphere Medical,” relating to the completion of the Merger, a copy of which is filed as Exhibit 99.1 to this Current Report.

Item 9.01               Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Merit Medical will file the financial statements required by Item 9.01(a) of Form 8-K with respect to its acquisition of BioSphere as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

Merit Medical will file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to its acquisition of BioSphere as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits

2.1           Agreement and Plan of Merger dated May 13, 2010 by and among Merit Medical Systems, Inc., Merit BioAcquisition Co., and BioSphere Medical, Inc. (incorporated by reference to Exhibit 2.1 to Merit Medical’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2010).

10.1         Credit Agreement dated as of September 10, 2010 by and among Merit Medical Systems, Inc. and Wells Fargo Bank, National Association. (filed herewith).

99.1         Press Release issued by Merit Medical, dated September 13, 2010, entitled “Merit Medical Completes Acquisition of BioSphere Medical.” (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: September 16, 2010	By:	/s/ Rashelle Perry
Rashelle Perry
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger dated May 13, 2010 by and among Merit Medical Systems, Inc., Merit BioAcquisition Co., and BioSphere Medical, Inc. (incorporated by reference to Exhibit 2.1 to Merit Medical’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2010).

10.1	Credit Agreement dated as of September 10, 2010 by and among Merit Medical Systems, Inc. and Wells Fargo Bank, National Association. (filed herewith).

99.1	Press Release issued by Merit Medical, dated September 13, 2010, entitled “Merit Medical Completes Acquisition of BioSphere Medical.” (filed herewith).